Exhibit 99.1
Press Release Dated August 13, 2013

Two Rivers Expands Into Organic Greenhouse Farming

Agreement with Circle Fresh Farms

DENVER – August 13, 2013 - Two Rivers Water & Farming Company (“Two Rivers”), OTCBB: TURV) (www.2riverswater.com) announced today that Two Rivers has entered into an agreement with affiliates of Circle Fresh Farms (www.circlefreshfarms.com)  to develop organic greenhouses in conjunction with its conventional farm operations in Pueblo County, Colorado.  Under the terms of the agreement, Two Rivers will provide land, water and development capital. Circle Fresh Farms and its affiliates will provide the greenhouse management and produce marketing and distribution.  Produce grown in the organic greenhouses will be sold at local grocery stores in Colorado.

John McKowen, CEO of Two Rivers stated, “By establishing a relationship with Circle Fresh Farms we are opening up a whole new market.  We are excited about the opportunity to build organic greenhouses, as well as creating more jobs in Pueblo County.  Growing high-value vegetables in a controlled environment allows us to produce year round and supports better water management practices.”

Rich Naha, CEO of Circle Fresh Farms stated, “Two Rivers is a great partner to help us grow our footprint throughout Colorado.   The new greenhouse will double our annual production and allow us to address customer demand for our local produce.  Our hi-tech growing methods allow us to deliver the freshest, most nutritious produce directly to our customer.”

About Two Rivers:

Two Rivers has developed and operates a revolutionary new water business model suitable for arid regions in the Southwestern United States whereby the Company synergistically integrates irrigated farming and wholesale water distribution into one company, utilizing a practice of rotational farm fallowing.  Rotational farm fallowing, as it applies to water, is a best methods farm practice whereby portions of farm acreage are temporarily fallowed in cyclic rotation to give soil an opportunity to reconstitute itself.  The Company produces and markets high value vegetable and fodder crops on its irrigated farmland and provides wholesale water distribution through farm fallowing agreements in its initial area of focus on the Arkansas River and its tributaries on the Southern Front Range of Colorado.

About Circle Fresh Farms:

Circle Fresh Farms (“CFF”) was founded with a vision of transforming the food industry towards more locally produced foods that are grown in a water and energy efficient way for local communities.  CFF is the largest year round grower of lettuce, tomatoes, peppers and other produce in Colorado.  Started in 2011, the company has grown from a network of one greenhouse to nine.  CFF’s proprietary growing methodology can grow four times the produce on 10% of the water used in conventional agriculture. Because we grow year round and in close proximity to our customers, our produce is always as fresh, nutritious, and delicious as possible. Our goal is to expand our business nationally to provide local produce in seven new markets by 2015.

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Contact:
John McKowen
Two Rivers Water & Farming Company
(303) 222-1000
info@2riverswater.com